DANAHER



Welcome to Danaher

Associate Introduction June 22, 2015

DANAHER

Purpose of Our Meeting

- Danaher Corporation introduction
- The merger between Danaher and Sutron
- How will it impact you
- What’s going to happen next

DANAHER

Strategic Platforms

Environmental

Water Quality
- HACH
- ChemTreat, Inc.
- TROJAN technologies
- OTT Hydromet
- SEABIRD SCIENTIFIC

Gilbarco Veeder-Root
- GILBARCO VEEDER-ROOT
- NAVMAN
- teletrac

Test & Measurement

Communications
- FLUKE networks
- Tektronix communications
- ARBOR NETWORKS

Instruments
- FLUKE
- Tektronix

Dental

Dental
- KaVo. Dental Excellence.
- Kerr
- Ormco
- DEXIS
- Pelton & Crane

Life Sciences & Diagnostics

Diagnostics
- BECKMAN COULTER
- Leica BIOSYSTEMS
- RADIOMETER

Life Sciences
- SCIEX
- Leica MICROSYSTEMS
- Molecular Devices

Industrial Technologies

Product ID
- VIDEOJET
- ESKO
- x-rite
- PANTONE

Automation
- KOLLMORGEN
- THOMSON

Outstanding portfolio of market-leading brands

DANAHER

Danaher, post separation

Danaher
2014 Revenue: $16.5B*

Life Sciences $2.5B	Diagnostics $4.8B	Water Quality $2.0B
SCIEX, Beckman Coulter, Leica Life Sciences, Leica Microsystems, Molecular Devices	Beckman Coulter, Leica Biosystems, Radiometer	ChemTreat, HACH, Trojan Technologies, Seabird Scientific, OTT Hydromet
Product ID $1.6B	**Pall $2.8B**	**Dental $2.9B**
Videojet, Esko, x-rite, Pantone	Pall	KaVo Dental Excellence, Kerr, Nobel Biocare

- **Founded in 1984**
- **Headquartered in Washington, DC**
- **New York Stock Exchange Ticker: DHR**
- **Global team of ~57,400 associates (including Pall)**

* Reflects aggregate revenues from constituent businesses (including with respect to "Future Danaher," Pall) for the respective, most recently completed fiscal year. Pall revenues are based on 2014 FYE ended July 31, 2014. Includes $0.7B of annual revenues for Nobel Biocare and $0.2B of annual revenues for Devicor, each of which was acquired in December 2014.

DANAHER

Danaher Core Values


IMPROVEMENT
TEAMWORK
SUCCESS
FINANCE
MARKETING

- The Best Team Wins
- Customers Talk, We Listen
- Kaizen is Our Way of Life
- Innovation Defines our Future
- We Compete for Shareholders

Danaher Business System


INNOVATION
DEFINES OUR FUTURE
THE BEST
TEAM WINS
PEOPLE
PLAN
DANAHER
KAIZEN IS OUR
WAY OF LIFE
QUALITY
DELIVERY
COST
INNOVATION
PROCESS
CUSTOMERS
CUSTOMERS TALK,
WE LISTEN
WE COMPETE FOR
SHAREHOLDERS
PERFORMANCE

DANAHER

DBS Toolkit Today

DBS FUNDAMENTALS

- Voice of the customer
- Value stream mapping
- Standard work
- Transactional process improvement
- Kaizen basics
- 5S
- Problem solving process
- Visual and daily management

GROWTH

Dream	Develop	Deliver
Breakthrough ideation / open innovation	Speedy Design Review (SDR)	Inside sales
Customer segmentation	Accelerated product development	Value selling
Demand generation	Toll Gate #2 kaizen	Sales force initiative
	Lean software design	Pricing margin management
	Project management	Price leakage kaizen
	Product life cycle management	Product life cycle management
	Intellectual property process	Strategic negotiations
	Product planning group	Search engine optimization
	User experience design	Pay per click kaizen
		On-Line nurturing kaizen
		Positioning and Messaging Kaizen

LEAN

Reliability	Transactional	Operations
Reliability PD boot Camp	Transactional lean conversion and Daily Mgmt.	Lean conversion
Customer defect tracking and resolution	Production sales inventory	Set-up reduction
Supplier quality management	Value analysis/ value engineering	Production preparation process
Design for reliability	Just in time accounting	Total productive manufacturing
Failure mode effects analysis	Accounts receivable best practices	Danaher materials process (includes kanban)
Quality system basics	Accounts payable best practices	Heijunka
Customer service and support	DBS compliance for medical device manufacturing	Energy conservation kaizen
Personal review and team inspection	Sourcing workshop and supply base management	Variation reduction kaizen
	Commodity management	Measurement system analysis
	Supply chain and logistics best practices	
	Lean supply chain (Strategic supplier productivity)	

LEADERSHIP

Business process	Leadership development	Associate development
Strategic Planning	Executive champion orientation	Introduction to DBS
GM Policy Deployment *	Leadership and organization communications*	Training and facilitation
Acquisition Integration	Developing growth leaders *	Crucial conversations
	Risk assessment *	Financial acumen
	Leveraging your impact *	Recruiting and selection
	ID, developing and communications*	DBS leader boot camp
	Advanced talent assessment *	DBS leader continuing education
	Adjusting your leadership style *	Development for growth
	Situational leadership	DBS tool certification (MBB)
	Driving the Danaher culture	Change management
	Leading multiple P&Ls	Leadership essentials

•What's unique about DBS tools?
-Integrated and improved over time
-Smart usage → pick for highest impact
-Velocity of implementation
-Commitment to use → everybody's job
-Shared across Danaher companies
-"*" = Class in DHR Leadership Program

Core Value Drivers

Customer	Quality On-Time Delivery
Associate	Internal Fill Rate Turnover
Shareholder	Core Growth OMX Cash Flow / Working Capital Turnover Return on Invested Capital

How we measure our success



Water Quality Group Overview

Water Quality Overview

HACH · OTT Hydromet · SEABIRD SCIENTIFIC · TROJAN technologies · McCROMETER · ChemTreat

2014 Financials

Revenue	~$2.0B

Market Details

Market Size	~$10B	Growth Rate	+LSD/MSD

Revenue Breakdown

Geographic


2%
27%
51%
20%
NA
EU
HGM
ROW

Mix


45%
55%
Consumables/Service
Equipment

Growth Drivers

- Increasing environmental awareness
- Process optimization
- Adoption and enforcement of new and existing regulations
- High growth markets

Customers

- Municipal water facilities
- Industrial process and utilities
- Environmental and oceanographic institutions

Market leading positions capitalizing on attractive secular growth trends

Water Quality Platform Overview

DANAHER

	Source	Municipal	Industrial	Agriculture	Residential
End User					
Served Customers	Government, research agencies	Municipal W/WW facilities	Process industries (Power, F&B, O&G, etc.)	Agribusiness, Farms	POU
Water Quality Platform - Analytics	OTT Hydromet SEABIRD SCIENTIFIC HACH	HACH MARSH McBIRNEY SIGMA McCROMETER	HACH TERMODINAMICA McCROMETER XOS	McCROMETER	
Water Quality Platform - Treatment	TROJAN marinex	TROJANUV USPeroxide	ChemTreat aguasin Aquafine IPESA	aguasin Aquafine	VIQUA

Strong brands, channels and technology across customer segments

Water Quality Impact





- Every $1 spent on improving water access, quality and sanitation generates $4 in economic return
- Although more than 70% of the earth's surface is covered with water, less than 1% is available as safe drinking water
- 800 million people lack access to clean drinking water, with over 3 million people dying each year of water related diseases
- Trojan UV systems treat over **7 billion** gallons of drinking water
- More than **200 billion** gallons of water is analyzed by Hach instrumentation
- OTT flood warning systems protect more than 60 million people via early detection alarms
- Sea-Bird provides oceanographic data to help explain ocean-climate dynamics and its implications (e.g., sea level rise in the next 100 years)

DHR water quality products impact the lives of over 3 billion people globally

Water Quality Acquisition Success

HACH — *Water testing equipment for municipal and industrial customers*

\+ DANAHER =

WATER QUALITY PLATFORM
Technology to test, analyze and treat ultra-pure, waste, ground, ocean and drinking water

1999 → **2014**

1999

Revenue: ~$125M



30%
Other
70%
North
America

Operating Margin: High teens

Associates ~550

Products





Growth drivers

Acquisitions

Research & Development

Sales & Marketing

Geographic Footprint

2014

Revenue: ~$2.0B



25%
HGMs
5%
Other
50%
North
America
20%
Europe

Operating Margin: ~25%

Associates ~6,800

Products







Growth investments made a good company even better…still improving!

Hach Environmental Overview

Hydromet

OTT Hydromet



Oceanography

SEABIRD SCIENTIFIC



Elemental Analysis

XOS®



Pool and Spa



Construction Material Testing

ELE International



5 businesses focused on environmental measurement

OTT Hydromet Served Applications


Meteorology
Coastal & Estuary
Hydropower
Irrigation
Flood Warning
Water Quality
Groundwater
Water Treatment

Outstanding company in attractive position to sustain continued growth

OTT Hydromet Solutions

DANAHER


Service

Water level
- Surface water
- Ground water

Discharge
- Instruments for portable measurement
- Instruments for continuous measurement

Precipitation
- All weather precipitation gauge
- Present weather

Water Quality
- Surface water
- Ground water

Data Acquisition
- Station Manager - Multi-channel

Communication
- Radio
- Phone
- Satellite

Service
- Repair
- Training
- Installation

Software Solutions
- Network Management
- Data Management

Full spectrum of analytical instrumentation, communication support, and service

OTT Hydromet Strategic Vision



Designing answers that go beyond the expectations of Hydromet professionals to support them in caring for the world's water

Sutron Strategic Vision



Designing answers that go beyond the expectations of Hydromet professionals to support them in caring for the world's water

It is our vision to become the world's market leader in providing innovative, reliable, robust and quality Hydrologic, Meteorologic and Oceanic real-time data collection and control products, systems, software and services. We will achieve our vision by continually offering state-of-the art products and outstanding services that meet or exceed our customer's needs and expectations

Sutron - What We Like

- Highly skilled, accomplished employees
- A deep knowledge of hydrology, meteorology, and oceanic customers and their applications
- Leading technology and product development capability
- Market leadership and a leading brand name
- OTT and Sutron offer highly complementary products, and the ability to better serve the end-to-end needs of our customers
- Complementary geographical sales and service coverage

Outstanding company in attractive position to sustain continued growth

DANAHER

We Know There Is a Lot on Your Mind…

- What happens to me?
- Will I still have a job?
  - What will it be?
  - Where will it be?
- Will my boss change?
- What about my benefits?
- What about my pay?
- Do we change our letterhead and business cards?
- What happens to my cell phone?
- What do we tell our customers and suppliers?
- How should we answer the phone?

Here are Some Answers!

- Sutron and Danaher remain independent companies until closing - business as usual

- For now:
  - Same job, same manager, stay focused on the customer!
  - Keep your job title and grade
  - Keep your job location
  - Keep your business card, email address, phone etc.
  - Keep the Sutron brand name
  - Keep your health and retirement plans

Danaher - Benefits

- Danaher provides associates a competitive benefits offering*:
  - Medical insurance
  - Dental insurance
  - Health Savings Plan
  - 401k / retirement savings
  - Vision plan
  - Short-term and long-term disability
  - Others: Accidental death and dismemberment, home insurance, employee assistance, auto, home, pet insurance

- Benefits will not change until after close of the merger

- We will provide more information before benefits change

** Employer paid, employee co-pay, or employee paid, depending on the plan*

DANAHER

What You Can Expect – In the Next Few Days

- Letters/phone calls to customers, strategic partners, key suppliers
- Plan joint customer visits, as needed
- Plan on-site visits to Colorado, Texas and India offices
- Start setting integration planning meeting dates

What You Can Expect – In the Coming Months

- Ongoing interaction, communication and engagement from Danaher and Sutron leaders
- Until close of the merger:
  - Danaher and Sutron will continue to operate separately
  - Danaher will not be involved in Sutron's day-to-day business activities
- Danaher and Sutron's senior leadership will start transition planning:
  - Ashish Raval and Anton Felder (MD – Ott) will lead the commercial integration planning team
  - Glen Goold will lead the "Operational" transitional planning with counterparts from Hach and Ott
    - Operations: Stefan Gramlich (Ott Dir Ops)
    - Finance: Joerg Mayer (Ott CFO)
    - HR and Benefits: Terry Samona (Hach Env. HR Dir)
    - Legal: Jeff Klembczyk (Hach Env. Counsel)

DANAHER

What You Can Expect - On and After Close

- Upon close of the merger:
  - From a publicly traded company to a wholly-owned subsidiary
  - Will run as a stand-alone operating company
  - Changes in financial reporting

- First 100 days post-close of the merger
  - Sutron leadership introduction to DBS and Strategic Planning Process
  - Sutron and OTT leadership develops a Strategic Plan
  - 3 to 5 year planning horizon
  - Focused on growing the business and better serving customers
  - Some benefits may change to Danaher

Change is jointly led by the Sutron and OTT leadership teams

DANAHER

Communication Lines are Open

- It's normal to feel apprehension, uncertainty and mistrust
- Danaher has done this before, but each situation is unique
  - We don't have it all figured out yet
- For now, there are more questions than answers, but we will keep lines of communication open
  - Communication is a two-way street and we welcome your questions and feedback

DANAHER

Notice to Investors

This presentation is neither an offer to purchase nor a solicitation of an offer to sell securities. The tender offer for the outstanding shares of Sutron Corporation's ("Sutron") common stock described in this filing has not commenced. At the time the offer is commenced, Danaher Corporation ("Danaher") will file a tender offer statement on Schedule TO with the Securities and Exchange Commission ("SEC"), and Sutron will file a solicitation/recommendation statement on Schedule 14D-9, with respect to the offer. The tender offer statement (including an offer to purchase, a related letter of transmittal and other offer documents) and the solicitation/recommendation statement will contain important information that should be read carefully before any decision is made with respect to the tender offer. Those materials will be made available to Sutron's shareholders at no expense to them. In addition, all of those materials (and all other offer documents filed with the SEC) will be available at no charge on the SEC's website: www.sec.gov.

Cautionary Statements Regarding Forward Looking Statements

Statements in these materials that are not strictly historical, including statements regarding the proposed acquisition of Sutron, the expected timetable for completing the transaction, future financial and operating results, benefits and synergies of the transaction, future opportunities for the combined businesses, and any other statements regarding events or developments that either party believes or anticipates will or may occur in the future, are "forward-looking" statements within the meaning of the federal securities laws. There are a number of important risks and uncertainties that could cause actual results, developments and business decisions to differ materially from those suggested or indicated by such forward-looking statements and you should not place undue reliance on any such forward-looking statements. These factors include risks and uncertainties related to, among other things: general economic conditions and conditions affecting the industries in which Danaher and Sutron operate; the uncertainty of regulatory approvals; the parties' ability to satisfy the tender offer and merger agreement conditions and consummate the transaction; Danaher's ability to successfully integrate Sutron's operations and employees with Danaher's existing business; the ability to realize anticipated growth, synergies and cost savings; and Sutron's performance and maintenance of important business relationships. Additional information regarding the factors that may cause actual results to differ materially from these forward-looking statements is available in Danaher's SEC filings, including Danaher's Annual Report on Form 10-K for the year ended December 31, 2014 and Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2015 as well as Sutron's SEC filings, including Sutron's Annual Report on Form 10-K for the year ended December 31, 2014 and Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2015. These forward-looking statements speak only as of the date of this presentation and neither party assumes any obligation to update or revise any forward-looking statement, whether as a result of new information, future events and developments or otherwise.

DANAHER